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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT



     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-63443) of Diamond Offshore Drilling, Inc. on Form S-3 of our report dated January 22, 1998, appearing in the Annual Report on Form 10-K of Diamond Offshore Drilling, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Houston, Texas

September 29, 1998